LEASE

                              BETWEEN

                       Wischmeyer Properties

                             ("LESSOR")

                                AND

                             Nutek, Inc.

                             ("LESSEE")

LEASE

This lease agreement is made and entered into this 15th day of October, 1999, by and between, Wischmeyer Properties, ("Lessor") and Nutek, Inc., a Nevada Corporation, ("Lessee").

WITNESSETH:

FOR VALUE RECEIVED, it is hereby agreed as follows:

ARTICLE I - DEMISED PREMISES

1.1 The Lessor, by these presents does hereby lease and rent unto the said Lessee and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear the following described property: premises (approximately 4,200 square feet in size) an additional (approximately 2,200 square feet in size Mezzanine level which is rent free), of office warehouse space, which is part of an approximate 8,470 square foot building hereinafter called "Demised Premises." This rental does not include another building which is located on this property which is approximately 4,200 square feet in size. Said Demised Premises are located on the corner of Chemical Lane and Research Drive, Huntington Beach, California. The exact physical address being 15722 Chemical Lane, Huntington Beach, CA 92649.

ARTICLE 2 - RENTAL

2.1 Minimum Guaranteed Rental. Beginning with the "Commencement Date" as defined in Article 3, and throughout the term hereof. Lessee agrees to pay to Lessor, or its agents, at the address first above written, or at any other place designated by Lessor, without offset, notice or deduction, a monthly rental payment of two thousand eight hundred and fifty six ($2,856.00) per month for months (1-12), a monthly rental payment of two thousand nine hundred and forty one dollars and sixty eight cents ($2,941.68) per month for months (13-24), a monthly rental payment of three thousand and twenty nine dollars and ninety three cents ($3,029.93) per month for months (25-36). . This monthly rental payment represents a fair market value for the rental of the Demised Premises.

Lessee's share of common area operating expenses are forty nine (49%) percent, common area operating to only include increases in property taxes and property insurance. (See Article 7)

Said monthly installments are hereinafter referred to as "Minimum
Guaranteed Rental."

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

ARTICLE 3 - TERM

3.1 The term of this Lease shall be for two (3) years, commencing on December 1, 1999 and terminating on November 30, 2002. Rent commencement date is December 1, 1999.

ARTICLE 4 - SECURITY DEPOSIT

4.1 Security Deposit of Three Thousand and twenty nine dollars and ninety three cents ($3,029.93) , which shall be returned to Lessee without interest within ten (l0) days after the expiration of term of this Lease (not with standing this Lease may be sooner terminated), provided, however that Lessee has fully and faithfully carried out all off the terms, covenants and conditions on its part to be performed. Lessor shall have the right to apply any part of said Security Deposit to cure any default of Lessee.

4.2 In the event of bankruptcy or other debt-creditor proceedings against, any Security Deposit shall be deemed to be applied first to the payment of Minimum Guaranteed Rental and other charges due Lessor by Lessee for all periods prior to the filing of such proceedings.

4.3 In the event Lessee subleases, assigns or otherwise transfers its interest in this Lease, as more fully set forth in Article 17 of this Lease, Lessor may demand and Lessee shall be obligated to pay upon such demand, a sum equal to the then current Minimum Guaranteed Rental, as additional Security Deposit to be held by Lessor for the balance of the term of this Lease.

ARTICLE  5 - REAL ESTATE TAXES

5.1 Lessor shall be responsible for all real estate taxes, the Lessee's proportion of the real estate taxes are included in the
Minimum Guaranteed Rental of the Demised Premises.   This proportion
is based upon the ratio of square feet of the Demised Premises compared to the total square feet of leasable space in the Demised Premises. Lessee shall pay all assessments and all taxes levied on its own personal property. Additionally, Lessee shall pay its proportionate share of the cost of any appeals made by Lessor of the real property assessment based upon the same billing ratio as the real estate taxes. Lessee shall further pay any tax that may be levied or assessed upon the rent reserved hereunder by any government authority acting under any present or future laws as a substitute in whole or in part for any real estate taxes.

SECTION 6 - PROPERTY INSURANCE

6.1 Lessor shall maintain during the term of this Lease, insurance policy or policies covering, without limitation, public liability, personal and bodily injury and property damage liability coverage, fire and extended coverage, vandalism and malicious mischief and all broad form coverage's, rent loss insurance, sign insurance and any other insurance that may be carried by Lessor covering the common areas and the Demised Premises in all limits and deductibles selected by Lessor. Lessee's Minimum Guaranteed Rent includes its proportional share of the property insurance.
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

ARTICLE 7 - DEMISED PREMISES'S OPERATING COSTS

7.1 The term "common areas" means all areas and the facilities outside the Demised Premises and within the exterior boundaries of the Demised Premises as may be modified from time to time that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other terms of the Demised Premises and their respective authorized representatives and invitees. Common areas include, without limitation, walkways, landscaped areas, sidewalks, storage areas, loading areas, parking areas, roads, canopies and public restrooms.
The common areas provided by Lessor shall at all times by subject to the exclusive control and management of Lessor. Lessor shall have the right to establish, modify and enforce uniform, nondiscriminatory rules and regulations with respect to the common areas hereinbefore mentioned, and Lessee agrees at all times to abide by and conform to such rules and regulations.

7.2 All common areas and facilities not within the Demised Premises which Lessee may be permitted to use and occupy are to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Lessor shall not be subject to any liability nor shall Lessee be entitled to any compensation or diminution or abatement of Minimum Guaranteed Rental, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction.

7.3 Lessee Guaranteed Minimum Rental includes, its prorata share of the costs of maintaining, managing, operating and repairing the Demised Premises and the common areas. Lessee's prorata share is
included in its Guaranteed Minimum Rental.   This was determined in
determining that portion of the whole which the rentable square feet area of the Demised Premises bears to the total square feet of leasable space in the Demised Premises.

7.4 The "Demised Premises' Operating Costs" shall be the total costs and expense incurred by Lessor in operating, managing, maintaining and repairing the Demised Premises and the common areas including, without limitation: repairs to curbs, sidewalks, gutters, drywells, perimeter and trash container walls and pavements; sealing, renovating, repairing, maintaining or replacing roofs on the canopies and other common area structures: purchase, construction and maintenance of trash receptacles, seating and furnishings; utilities; removal of rubbish and debris; regulation of traffic: costs and expenses incurred in renting and the depreciation on a straight line basis over a reasonable useful life thereof or any owned equipment and machinery used in the operation with such equipment; costs and expenses of planting, replanting, maintaining and replacing systems(s) including water charges; sprinkler repair, replacement and maintenance costs; public liability and property damage insurance and pest control plus an amount for the administration, management, operation and overseeing of the Demised Premises and the common areas of the Demised Premises whether said services are provided by Lessor or by a third party property management agent.

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ARTICLE  8 - HOLDING OVER

33.1 If Lessee, with Lessor's consent, remains in possession of the Demised Premises after the expiration of the term hereof, it shall be
considered a month-to-month Lessee.   During any such month-to-month
tenancy, Lessee shall pay to Lessor one hundred fifty (150%) percent of the Minimum Guaranteed Rental paid during the last month of the Lease term plus any forms of additional rent including Percentage Rental, if required by said Lease. All other provisions of tiffs Lease except those pertaining to term and option to extend shall apply during the month-to-month tenancy.

ARTICLE  9  - LATE CHARGE.

9.1 In the event Lessee is late in the payment of Minimum Guaranteed Rental or other sums of money required to be paid under this Lease, Lessee agrees to pay Lessor a late charge equal to the greater of One Hundred ($100.00) Dollars or ten (10) cents each dollar of each payment five (5) days or more in arrears. Said late charge shall be to cover extra expenses incurred by Lessor in handling delinquent payments. In addition to the late charge referred to above, any and all payments in arrears for more than fifteen (15) days shall bear interest, from the due date, payable as additional rent to Lessor at the interest rate of eighteen (18%) percent per annum. The provisions of this Article are cumulative and shall in no way remove the other remedies available to Lessor in the event of Lessee's default as provided under this Lease. Lessor shall have the right to require that Lessee pay any sums due hereunder in the form of Cashiers Check or Money Order should any payments made by Lessee to Lessor be returned to Lessor for any reason. Lessee shall pay to Lessor a charge of $100.00 for each dishonored check from Lessee returned by Lessor.

ARTICLE 10 - LESSOR'S RIGHT TO CURE

10.1 In the event of breach, default, or noncompliance hereunder by Lessor, Lessee shall, before exercising any right or remedy available to it, give Lessor written notice of the claimed breach, or noncompliance. If prior to its giving such notice Lessee has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise to the address of a lender which has furnished financing that is secured by a mortgage or deed of Trust on the Demised Premises concurrently with giving the aforesaid notice to Lessor, Lessee shall, by Certified Mail, transmit a copy thereof to such lender. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonable be remedied within thirty
(30) days), Lessor shall have the right to cure the breach, default or noncompliance involved. If Lessor has failed to cure a Default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, Default or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument if necessary to effect such cure, in which event this Lease shall not be terminated by Lessee so long as such actions or remedies are being diligently pursued by said lender.)

10.2 Anything in this Lease to the contrary notwithstanding, Lessee agrees that it shall look solely to the estate and property of Lessor in the land and buildings comprising the Demised Premises and subject to prior rights of any mortgagee of the Demised Premises or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any terms, covenants, and conditions of this Lease to be observed and/or performed by Lessor, and no other assets of Lessor shall be subject to levy, execution or other procedures for the satisfaction of Lessee's remedies.

ARTICLE 11 - FIXTURES

11.1 All fixtures installed by Lessee shall be new or completely reconditioned. Lessee shall not make or cause to be made any alternations, additions or improvements, or install or cause to be installed any fixtures, shades or awnings, or make any changes to the Demised Premises without first obtaining Lessor's written approval. Lessee shall present to the Lessor two (2) sets of plans and specifications for such work at the time approval is sought.

11. 2 All alterations, decorations, additions or improvements made by Lessee, or made by the Lessor on the Lessee's behalf by agreement under this Lease, shall remain the property of the Lessee for the term of the Lease or any extension or renewal thereof. Any alterations, decorations, additions and improvements shall not bed removed from the Demised Premises without Lessor's written consent.

11.3 If after default in payment of Minimum Guaranteed Rental or any other charges provided for in this Lease, the Lessee moves out or is dispossessed and fails to remove any trade fixtures, signs, or other property prior to such said default, removal, expiration of Lease, or fixtures, signs and property shall be deemed abandoned by Lessee and shall become the property of the Lessor, or Lessor, at Lessor's option, may notify Lessee to remove same at Lessee's own cost and expense, and upon the failure of Lessee to do so, Lessor may, in addition to any other remedies available to is, remove said property, as the duly authorized agent of Lessee, at Lessee's expense and place the property in a public storage facility at the expense of Lessee or deliver the property to Lessee.

ARTICLE 12 - ALTERATIONS

12.1 Lessor shall construct the Demised Premises in compliance with all governmental building regulations.

Lessee may, at its own expense, make such alterations and improvements to the


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Demised Premises and install interior partitions as it may require, provided that the written approval of the Lessor is first obtained and that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the Demised Premises, provided that at the expiration of the Lease or any extension thereof, Lessee, at its expense, restores the within Demised Premises to its original condition and repairs any damage to the Demised Premises, resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by Lessee is requested to do so by Lessor.

12.3 The Lessor shall not be liable for any labor or materials furnished or to be furnished to the Lessee upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or effect the reversion or other estate or interest of the Lessor in and to the Demised Premises. Whenever any mechanic's lien shall have been filed against the Demised Premises, based upon any act or interest of the Lessee or of anyone claiming through the Lessee, or if any security agreement shall have been filed for or effecting any materials, machinery, or fixtures used in the repair, construction, or operation thereof, the Lessee shall immediately take such action by bonding, deposit, or payment as will remove the lien or security agreement.

12.4 If Lessee has not removed the lien within ten (10) days after noticed to Lessee, Lessor may pay the amount of such mechanic's lien or security agreement or discharge the same by deposit, and the amount so paid or deposited, shall be deemed additional rent reserved under this Lease, and shall be payable forthwith by Lessee to Lessor with interest at eighteen (18%) percent per annum from the date of payment by Lessor, and with the same remedies to the Lessor, if not paid, as in the case of default in the payment of Minimum Guaranteed Rental as herein provided.

12.5 Lessor or its representatives shall have the right to go upon and inspect the Demised Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility or such other notices which Lessor may deem to be proper for the protection of Lessor's interest in the Demised Premises. Lessee shall, before the commencement of any work which might result in any such lien, give to Lessor written notice of Lessee's intention to do so in sufficient time to enable the positing of such notices.


ARTICLE 13 - MAINTENANCE

13.1 Lessee shall at all times keep the Demised Premises (including maintenance, replacement and repair of exterior entrances, all glass and window moldings, all partitions, doors, fixtures, ceiling tile, lighting, heating and plumbing fixtures, air conditioning system and any appurtenances thereof) in good order, condition and repair (including reasonable periodic painting as determined by Lessor.) Lessee shall maintain the heating and air conditioning equipment serving the Demised Premises including changes thereto as a result of laws concerning chlorofluorocarbons. Lessee shall be responsible to repair any and all damage to the Demised Premises or to the building of which the Demised Premises are a part, if the damage was caused by a break-in or burglary or attempted break-pin or burglary of the Demised Premises.

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

13.2 Should Lessee not maintain the Demised Premises to Lessor's satisfaction, Lessor may notify Lessee in writing of the maintenance item(s) which do not meet Lessor's satisfaction. Lessee shall have ten (10) days from the date of Lessor's notice to comply with Lessor's notice. Should Lessee not comply within the ten (10) day period, Lessor shall have the rig ht to make the necessary repairs or provide the necessary maintenance to the Demised Premises and Lessor may charged the cost of such repair of maintenance plus a handling fee equal to fifteen (15%) percent of the costs of such repair or maintenance directly to Lessee as additional rent which amount shall be due and payable by Lessee to Lessor within ten (10) days after the date of Lessor's billing to Lessee.

ARTICLE 14 -  RESPONSIBILITY TO DEMISED PREMISES

14.1 Lessor agrees to keep in good order and repair the roof, exterior walls (exclusive of all glass and doors which shall be the responsibility of Lessee), water, sewer and fire sprinkler systems, if any, but not the fixtures pertaining to such systems which shall be the responsibility of the Lessee to maintain. Lessor shall also maintain and repair the structural portions of the Demised Premises and the building of which the Demised Premises are a part.

14.2 If Lessor is required to make repairs by reason of the acts or omissions of Lessee, its agents, employees, contractors, its invitees, Lessor may charge the cost of such repair plus a handling fee equal to fifteen (15%) percent of total cost of said repairs directly to Lessee as additional which shall be due and payable by Lessee to Lessor within ten (10) days after Lessor's billing to Lessee.

14.3 Lessor gives to Lessee exclusive control of the Demised Premises and Lessor shall be under no obligation to inspect said Demised Premises. Lessee shall at once reproduce in writing to Lessor any defective condition known to Lessee which Lessor is required to repair, and failure to so report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such detect. Notwithstanding any provision in this Lease to the contrary: Lessor shall not be responsible or liable to Lessee for any injury or damage from acts or omissions of persons occupying the property adjoining the Demised Premises or any part of the building of which the Demised Premises is a part, or for any injury or damage resulting to the Lessee, for its property from bursting, stoppage, or leaking of water, gas, sewer, or steam pipes, or from any structural defect in the roof exterior walls or the like.

ARTICLE 15 - USE

15.1 The Demised Premises shall continuously be used general office use, assembly of plastic clocks and manufacture and distribution of apparel. Lessee shall do business from the Demised Premises under the trade name of Nutek Inc, with the following divisions, (Elite Fitness Systems Inc, Kristi & Co. Inc., Century Clocks Inc.). The Demised Premises shall not be used for any illegal purpose nor in any manner to create any nuisance or trespass not in any manner to violate the insurance or increase the rate of insurance on the Demised Premises or the Demised Premises and shall be subject to rights of other Lessee's leases.

15.2 Lessee shall operate one hundred (100%) percent of the Demised Premises during the entire term of this Lease with due diligence and efficacy unless prevented from doing so by caused beyond Lessees control.

15.3 Lessee will not use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building of which the Demised Premises form a part, and in the event that any governmental authority having jurisdiction thereof shall hereafter consent and/or declare by notice any violation or in any manner whomsoever that the Demised Premises are being used for a purpose which is a violation of such certificate of occupancy, Lessee shall upon five,(5) days written notice from Lessor, immediately discontinue such use of the Demised Premises.

15.4 Lessee agrees that Lessor shall have the right to prohibit the continued use by Lessee of any unethical or unfair methods of business operation, advertising or interior display, if, in the Lessor's opinion, the continued use thereof would impair the reputation of the Demised Premises as a desirable place or is otherwise out of harmony with the general character thereof, and upon notice from Lessor, Lessee shall refrain from or discontinue such activities.

15.5 Lessee shall not perform any acts or carry on any practices which may injure the Demised Premises or the Demised Premises or constitute waste thereof or be a nuisance or menace to other neighbors in the surrounding area.

ARTICLE 16- ASSIGNMENT AND SUBLETTING

16.1 Lessee shall not assign this Lease, or any interest therein, and shall not sublet the Demised Premises or any part thereof, or any right or privilege appurLessee thereto, or permit any other person (the employees, officers and servants of Lessee excepted) to occupy or use the Demised Premises, or any portion thereof without first obtaining the written consent the of Lessor. Consent by Lessor to one assignment, subletting, occupation or use by another person or entity shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person or entity. Consent to an assignment shall not release file original named Lessee or any Guarantors from liability for the continued performance of the terms and provisions on the part of

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the Lessee to be kept and performed. Any assignment or subletting without the prior without approval of Lessor shall be void, and shall, at the option of the Lessor, terminate this Lease. Neither this Lease nor any interest therein shall be assignable, as to the interest of the Lessee by operation of law, without the prior written consent of Lessor. In addition to any considerations which Lessor may have relative to approving a proposed assignment of this Lease, the provisions contained in Article 34.5 of this Lease shall prevail.

16.2 Lessor covenants that Lessor shall not unreasonably withhold its consent to any requested assignment or subletting. In the event any of the following are not satisfied in Lessor's sole and absolute discretion, and Lessor chooses to withhold consent to any such requested assignment or subletting, such withholding shall be deemed to be reasonable:

16.3 The intended use of the Demised Premises by such proposed assignee or sublessee:

(a)  	shall not violate the Use clause as stated in Article 15.1 of this Lease, or any laws or rights granted to other Lessee, occupants or parcel owners of the Demised Premises or those retained by Lessor;

(b)	shall confirm with Lessor's desired "Lessee mix" within the
Demised Premises;

(c)	shall be in keeping with the quality and character of the
Demised Premises and not constitute a nuisance;

(d)	shall not cause an increase in the Demised Premises' Operating
Costs;

(e) The proposed assignee or sublessee shall be of sound financial net worth and have sufficient liquid capital at properly operate the business and that the financial capacity of the assignee or sublessee is not less than the Lessee as of the execution of this Lease or at the time of the proposed assignment or sublease;

(f) The business skills, experience and reputation of the subLessee or assignee must be well-established enough to ensure Lessor of a successful business operation; and,

(g) Any other reasonable ground that the Lessor, in its judgment, relies upon.

16.4 If the Lessee is a corporation, an unincorporated association or a partnership, the transfer assignment or hypothecation of any stock or interest in such corporation, association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty (50%) percent shall be deemed an assignment within the meaning
and provision of this Article 16.   Lessee shall have the right
without Lessor's consent to assign this Lease or sublet the Demised Premises or any part thereof, to any corporation provided that the

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resulting entity from such merger or consolidation shall have a net worth not less than Lessees when Lessee entered into this Lease, and provided further that any such assignee shall deliver to Lessor a copy of a document satisfactory to the Lessor by which such assignee agrees to assume and perform all of the terms, conditions and obligations of Lessee under this Lease.

16.5 If on account of or in connection with any assignment, sublease, occupation or use of the Demised Premises by another Lessee receives rent or other consideration in excess of the monetary consideration called for in this Lease, Lessee shall pay the Lessor the excess of such payment of rent or other consideration received by Lessee promptly after Lessee's receipt of any such payment.

16.6 In the event that Lessor shall consent to an assignment, sublease, occupation or use of another hereunder, Lessee shall pay to Lessor Seven Hundred Fifty ($750.00) Dollars, the cost incurred by the Lessor in connection the processing of documents necessary to the granting of such consent and assumption by the transferee of the Lease.

ARTICLE 17 - ESTOPPEL CERTIFICATES

17.1 Within ten days after demand by Lessor, Lessee shall complete, execute, acknowledge and deliver to Lessor or its designee, a Certificate (the "Estoppel Certificate") representing that (i) this Lease is unmodified (or stating the modification); (ii) this Lease is in full force and effect; (iii) there are no defenses or offsets to the performance of the obligations of the Lessee under this Lease (or stating those claimed by the Lessee): (iv) the date of which Rents have been paid in advance; {v) the amount and balance of the Security Deposit, if any; (vi) the Lessor is not in default in the performance of any of its obligations under this Lease (or stating those claimed by the Lessee): (vii) the Lessee is not in default in the performance of any of its obligations under this Lease (or stating those obligations which are in default): and (viii) such other information as the Lessor or its designee may require. Any purchaser, lessee, lender or other person or entity to whom an Estoppel Certificate is delivered, shall be entitled to rely upon the contents, regardless of the name of the addressee, if any.

17.2. In the event the Lessee fails to complete, sign, acknowledge or deliver any Estoppel Certificate, within ten days after demand by
Lessor:

(a) The person or entity on whose behalf the Estoppel Certificate was requested shall be entitled to conclusively presume that: (i) this Lease is unmodified; (ii) this Lease is in full force and effect:
(iii) that them are no defenses or offsets to the performance of the obligations of the Lessee under this Lease: (iv) Rents have not been paid more than one month in advance; (v) there is no Security Deposit:
(vi) there are no outstanding notices of default by the Lessor in the performance of any of its obligations under this Lease: mid (vii) Lessor is not in default in the performance of any of its obligations under this Lease (and if the Lessor is in default that the Lessee has irrevocably waived its right to require performance of such obligation); and

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(b)  The Lessor is irrevocably designated the Lessee's attorney in fact, with the power to execute, acknowledge and deliver an Estoppel Certificate in the name of the Lessee.

ARTICLE 18 - QUIET ENJOYMENT

18.1 The Lessor covenants that the Lessee, upon payment of the Minimum Guaranteed Rental and other charges above reserved, upon the due performance of the covenants and agreements herein contained, shall amid may at all times during the term hereby granted peaceably and quietly have, hold and enjoy the Demised Premises for the term of this Lease. However, the Lessor shall have no liability whatsoever to the Lessee for any breach of this covenant occasioned by the acts of omissions of any transferee, succession or assignee of the Lessor.

ARTICLE 19  - LESSEE NEGLECT

19.1 If Lessee refuses or neglects to repair the Demised Premises as required to the reasonable satisfaction of the Lessor as soon as reasonably possible after written demand, Lessor may make such repair without liability to Lessee for any loss or damage that may occur to Lessee's merchandise, fixtures or other property or to Lessees business by reason thereof and upon completion thereof Lessee shall pay Lessor's costs for making such repairs plus fifteen (15%) percent for overhead, within ten (10) days after the presentation of bill to Lessee by Lessor as additional rent. Said bill shall include interest at eighteen (18%) percent per annum on said cost from the date of completion of repairs by Lessor.

ARTICIE 20 - UTILITIES

20.1 Lessor, shall not as part of the Minimum Guaranteed Rental shall provide utilities for the Demised Premises, this includes all charges for heat, water, sewer, gas, electricity and/or any other utility used or consumed in the Demised Premises. In no event shall Lessor be liable for an interruption or failure in the supply of any such utilities to the Demised Premises, The Lessee shall use reasonable diligence in the conservation of any utilities supplied to the Demised Premises.

20.2 Lessee agrees to keep the Demised Premises heated and air-conditioned at such levels as may be reasonably required by the Lessor to protect the buildings and prevent dissipation of the heat and air-conditioning in those areas immediately adjoining the Demised
Premises.

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

ARTICLE 21 - INSURANCE

21.1 In addition to the Lessees obligations of this Lease, Lessee shall, from the date the Demised Premises are ready for Lessees occupancy, and throughout the term of this Lease, at Lessee's sole cost and expense, provide and keep in full force and effect insurance on the Lessee's personal property. This would include: the Lessee's
trade fixtures, decorations signs, improvements and contents.   The
Lessor shall provide insurance on the structures located on the Demised Premises.

21.2 All insurance policies shall (i) meet the satisfaction to the Lessor; (ii) be written as primary policy coverage, not contributing with, or in excess of any coverage carried by Lessor or another; (iii) contain an express waiver of the right of subrogation against the Lessor; (iv) contains a provision that includes the Lessor as an insured, it shall nevertheless be entitled to recover under the policy for any loss suffered as a result of the acts or omissions of the Lessee; and, (v) contains a provision that the insurer shall give the Lessor at least 30 days prior written notice of any termination of lapse of insurance coverage, or material change in the terms of insurance.

21.3 Each party hereto does hereby remise, release and discharge the either party heretofore, and any officer, agent, employee or representative of such party, of and from any liability whomever hereafter arising from loss, damage, or injury caused by any casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by either party at the time of such loss, damage or injury to the extent of any recovery by either party under such insurance.

ARTICLE 22 - DESTRUCTION

22.1 Lessee shall give prompt notice to Lessor in case of any fire or other damage to the Demised Premises or the building. If the Demised Premises shall be partially damaged by fire or other casualty insured under the Lessor's insurance policies, then upon Lessor's receipt of the insurance proceeds, Lessor shall, except as otherwise provided herein, promptly repair and restore the same (exclusive of Lessee's trade fixtures, decorations signs, improvements and contents) substantially to the condition thereof immediately prior to such damage or destruction limited, however the extent of the insurance proceeds actually received by Lessor; such repair and restoration to be completed within one hundred 180) days after the receipt by Lessor of the insurance proceeds: (i) If both the Demised Premises and the Demised Premises shall be damaged to the extent of twenty five (25%) percent or more of the cost of replacement thereof; (ii) the Demised Premises or the building of which the Demised Premises are a par shall be destroyed or partially damaged as a result of a risk not insured by Lessor; or (iii) the Demised Promises shall be damaged to the extent to twenty (20%) percent or more of the cost of replacement thereof during the last two (2) years of the Lease term (or any renewal term); or (iv) the building constituting the Demised Premises shall be damaged to the extent of fifty (50%) percent or more of the cost of replacement thereof whether or not the Demised Premises shall be damaged; or (v) if any individual retail space containing 20.000 or more square feet. if any. within the Demised Premises is damaged and such store or stores are not re-opened for business for a period of one hundred eighty (180) days after such damage or destruction, then or in any such event. Lessor may elect to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Lessee within ninety (90) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though the time set forth in the Lessor's said notice were the date herein fixed for the expiration of the Lease term; and Lessee shall vacate and surrender the Demised Premises to Lessor. Upon the termination of this Lease, as addressed, Lessee's liability from the Minimum Guaranteed Rent and other charges reserved hereunder shall cease as of the date of such damage or destruction the Lessor shall make an equitable refund of any Minimum Guaranteed Rental and other charges paid by Lessee in advance
and not earned.   If there is a destruction, as set forth in
subdivision (iii) or (v) of this Article. Lessee shall have a like option to terminate, but under subdivision (iii). Lessee shall give notice thereof before Lessor commences repair or restoration, and in any event such notice shall be given within thirty (30) days after such destruction.

22.2 Unless this Lease is terminated by Lessor or Lessee as aforesaid, this Lease shall remain in full force and effect and the parties waive the provisions of law to the contrary, and Lessee shall repair, restore or replace Lessees trade fixtures, decorations, improvements, signs and contents in the Demised Premises in a rammer and to at least a condition equal to that existing prior to their damage or destruction and the proceeds of all insurance carried by Lessee on said property shall be held by Lessee for the purposes of said repairs, restoration or replacement. If by reason of such fire or other casualty the Demised Premises is rendered wholly unLesseeable, the Minimum Guaranteed Rental shall be fully abated, or if only partially damaged, such Minimum Guaranteed Rental shall be abated proportionately as to that potion of the Demised Premises rendered unLesseeable, the Minimum Guaranteed Rental shall be totally abated, or if only partially damaged, such Minimum Guaranteed Rental shall be abated proportionally as to that portion of the Demised Premises rendered unLesseeable, in either event (unless Lessor shall elect to terminate this Lease, as aforesaid) until fifteen (15) days after notice by Lessor to Lessee that the Demised Premises have been substantially repaired or restored or until Lessee's business operations are restored in the entire Demised Premises, whichever shall occur sooner. Lessee shall continue the operation of Lessee's business in the Demised Premises, whichever shall occur sooner.
Lessee shall continue the operation of Lessee's business in the Demised Premises or any part thereof not so damaged during any such period to the extent reasonable practicable from the standpoint of prudent business management.

22.3 Lessee shall not be entitled to and hereby waives all claims against Lessor for any compensation or damage for loss or use of the whole or any pan of the Demised Premises and/or from any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

23.4 Despite anything contained in this Lease to the contrary, and without limiting the Lessor's right or remedies hereunder Lessor may, without obligation or liability to Lessee, terminate this Lease with thirty (30) days prior written notice to Lessee and all Minimum Guaranteed Rental and other charges shall be adjusted as of, and Lessee shall vacate and surrender the Demised Premises on, such termination date:

(a) If damage or destruction occurs to the Demised Premises or any part thereof by reason of any cause in respect of which there are no proceeds of insurance available to Lessor, or

(b) If the proceeds of insurance are insufficient to pay Lessor for the costs of rebuilding or making fit for occupancy (including architectural fees) the Demised Premises or any part thereof
(including the Demised Premises), or

(c) If any mortgagee or other person or entity entitled to the proceeds of insurance does not consent to the payment to Lessor of such proceeds for such purpose, or

(d) If in the Lessor's opinion any such damage or destruction is caused by any neglect, default, negligence, act or omission of Lessee, or those for whom Lessee is in lawfully responsible, or any other person entering upon the Demised Premises under express or implied invitation of Lessee.

(e) Should Lessor elect to repair, reconstruct or rebuild the Demised Premises the Demised Premises or any parts thereof Lessor may use plans, specifications and working drawings other than those used in the original construction of the Demised Premises or any part thereof.

(f) If all or part of the Demised Premises is destroyed or damaged as set forth in this Article, the Architect designated by Lessor shall determine the extent of such destruction or damage and provide Lessor with a certificate a testing to the condition of the Demised Premises and the Demised Premises the certificate of the Architect shall bind the parties as to:

(g) The percentage of replacement cost of the Demised Premises or Demised Premises damaged or destroyed: and

(h) Whether or not Demised Premises cannot be used by the Lessee for a period of one hundred eight (180) days or more after the occurrence of the damage of destruction.

ARTICLE 23 - SUBORDINATION

23.1 This Lease is subject and subordination to all ground or underlying leases which may now or hereafter affect the real property of which the Demised Premises from a part and to all mortgages or deeds of trust which may now or hereafter after such leases or the real property which the Demised Premises form a part and to all renewals, modifications consolidations replacement and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by

Mortgagee or Beneficiary. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor, Mortgagor or Beneficiary may request. Lessee, hereby constitutes and appoints Lessor as Lessees attorney-in fact to execute any such certificate or certificates for on behalf of Lessee.

23.2  Lessee agrees that at any time and from time to time within ten
(10) days following written notice from Lessor it will execute, acknowledge and deliver to Lessor or any proposed Mortgagee, Beneficiary or purchaser, in recordable form, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modification, that the same is in full force and effect as modified and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Lessee) and the dates to which the Minimum Guaranteed Rental and other charges have been paid, in advance, if any, and stating whether or not the Lessor is in default in the performance of any covenant, agreement, or condition contained in this Lease, and if so, specifying each such default and setting forth such other matters and information as may be reasonably required from a prospective Mortgagee, Beneficiary or purchaser of the Demised Premises it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or any Mortgagee or Beneficiary thereof or any assignee of any mortgage or deed of trust upon the of the Demised Premises. Lessee agrees to attorn to such mortgages, deeds of trust or the purchaser at any sale. Failure by the Lessee to comply with the provisions of this Article shall make the Lessee liable for all costs and damages suffered by the Lessor as a result of said failure to act.

23.3 Within ten (10} days after Lessor's request therefor, Lessee of this Lease shall provide Lessor's mortgagee or Lessor's proposed Mortgagee, as Lessor shall specify, periodic financial statements and other information reasonably required by Lessor in order to verify Lessees current financial condition.

ARTICLE  24 - CONDEMNATION

24.1 In the event that the whole Demised Premises shall be lawfully tendered or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of actual taking. In the event of a condemnation or taking of a substantial part of the Demised Premises so as to destroy the usefulness of the Demised Premises for the purpose for which the Demised Premises were leased, Lessee shall have the right, by delivery of notice in writing to Lessor within thirty
(30) days after the vesting of title, to terminate this Lease and the term and estate hereby granted as of the date of actual taking.

24.2 If the whole of the common areas of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Lessor shall take immediate steps to provide offer parking facilities substantially equal to the previously existing ratio between the common parking areas and the Demised Premises, and such substantially equal parking facilities shall be provided by Lessor at its own expense within ninety (90) days from the date of acquisition. In the event that Lessor shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

24.3 In the event of a partial condemnation which is not substantially enough to destroy the usefulness of the Demised Premises for the purpose for which they were leased, or in the event Lessee shall not terminate this Lease within the time above limited, Lessor shall, provided that the proceeds of the condemnation award are made available to the Lessor by any fee or leasehold mortgagee whose interest may be superior to that of the Lessor; and further provided that the condemnation does not result in a termination or cancellation of any underlying ground lease, promptly, subject to reasonable delays, restore the Demised Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, but including hanging fixtures, furnishings, floor coverings, equipment, stock or other personality, and this Lease shall continue in full force and effect, except that, effective as of the date of actual taking, the Minimum Guaranteed Rental shall be diminished by the amount representing the part of said Minimum Guaranteed Rental applicable to that portion, if any of the Demised Premises which is so condemned or taken.

24.4 In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of such taking in the same manner and with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the Minimum Guaranteed Rental shall be apportioned as of such date.

24.5 In the event of any condemnation or taking mentioned herein, whether or not this Lease is terminated, Lessor shall receive the entire award in the condemnation proceeding without deduction for any estate vested by this Lease in Lessee and Lessee shall receive no part of such award. Lessee hereby assigns to Lessor any and all right, title and interest of Lessee now or hereafter arising in or to any such award,

24.6 Although all damages in the event of any condemnation are to belong to the Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or to be the fee of the Demised Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all cost or loss to which fixtures, leasehold improvements and equipment, as well as any award given for the unamortized value of Lessee's improvements, excluding those paid for by Lessor.

ARTICLE 25 - INDEMNIFICATION OF LESSOR

25.1 Lessee will indemnify Lessor and Lessor's management agent and save them harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, or at the Demised Premises, or the occupancy or use by Lessee of the Demised Premises or any part thereof or occasioned wholly or in part by any breach of this Lease by Lessee or any act or omission of Lessee, its agents, contractors, employees, servants, lessees or concessionaires. In case Lessor and/or Lessor's management agent shall, without fault on their part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor and/or Lessor's management agent harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Lessor in enforceable the covenants and agreements in this Lease.

ARTICLE 26 - REAL ESTATE BROKER

28.1 Commissions. Lessee represents and warrants that Lee and Associates acted as their broker and Lessor represents and warrants that Ashwill Associates acted as their broker. Claims for brokerage commission or finders fees in connection with the execution of this Lease are between Lessor and brokers under a separate agreement.. Lessee agrees to indemnify Lessor against and hold Lessor harmless from all liabilities arising from any other claims (including, without limitation, the cost of legal fees and court costs in connection therewith).

ARTICILE 27 - RENOVATION

27.1 Lessee understands and agrees that Lessor may, at any time or from time to time during the term of this Lease, perform substantial renovation work in and to the Demised Premises or the common areas thereof (which work may include, but need not be limited to, the repair or replacement of the Demised Premises' exterior facade, exterior window glass and doors, sidewalks, parking lots, landscaping, signs or mechanical systems), any of which work may require access to the same from within the Demised Premises or disruption of the common areas of the Demised Premises.

27.2 Lessee agrees that:

(a) Lessor shall have access to the Demised Promises at all reasonable times, upon reasonable notice, for the purpose of performing such work, and

Lessor shall incur no liability to Lessee, nor shall Lessee be entitled to any abatement of Minimum Guaranteed Rental or other charges on the account of any noise, vibration, or other disturbance to Lessee's business at the Demised Premises (provided that Lessee and Lessee's customers are not denied access to said Demised Premises which shall arise out of such access to the Demised Premises by Lessor or by the performance by Lessor of the aforesaid renovations to the Demised Premises.

(c) Lessor shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Lessee's business during such entry in the Demised Premises or the renovation off the Demised Premises

(d) It is expressly understood and agreed by and between Lessor and Lessee that if Lessee shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to Lessor under this provision, or if Lessor shall commence any action or proceeding to obtain access to the Demised Premises or to the building of which the Demises Premises is a part in accordance with this provision, and if Lessor shall prevail in any such action, then Lessee shall pay to Lessor including any amounts paid or payable by Lessor to contractors, architects, lenders, etc. caused by the delays incurred by Lessor due to 'Lessee's action.

ARTICLE 28 - DEFAULT

28.1 The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee: (i) Any failure by Lessee to pay the Minimum Guaranteed Rental or any other monetary sums required to be paid hereunder when due; (ii) The abandonment or vacation of the Demised Premises or failure to conduct business on the Demised Premises for seven (7) consecutive business days; (iii) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or the appointment of a trustee or receiver to take possession of, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Demised Premises or of Lessee's interest in this Lease; (iv) If Lessee shall default with respect to any other lease or other agreement between it and Lessor; {v) If this Lease or any interest therein shall by operation of law dissolve upon or pass to any person or persons other than Lessee; (vi) Any failure by Lessee to fully observe and perform any other provision, covenant or requirement of this Lease to be observed or performed by Lessee at the time when such performance is due.

28.2 Lessee hereby grants to Lessor a consensual lien on all property owned by Lessee which may hereafter at any time be placed in or on the Demised Premises, for the payment of all Minimum Guaranteed Rental and any other sums payable hereunder

In the event of any default or breach by Lessee, Lessor may, at any time thereafter; (i) Maintain this Lease in full force and effect and recover the Minimum Guaranteed Rental and other monetary charges as they become due, with or without terminating this Lease, while attempting to relet the Demised Premises on any basis on which Lessor may in its discretion determine; (ii) Initiate an action to recover possession and all sums in default; (iii) Reenter the Demised Premises and terminate Lessee's right to possession with or without notice or judicial proceeding, in which case

Lessee shall immediately surrender possession of the Demised Premises to Lessor; (iv) Pursue any other remedy available at law or in equity. Effective upon any such re-entry, Lessor shall have the right without liability to change or alter locks on all doors of the Demised Premises and exclude Lessee therefrom and, in its discretion, remove all property located therein. In the event of such removal, such property may be stored in a public warehouse or elsewhere at the cost of the Lessee.
No such re-entry or execution of any other remedy by Lessor shall constitute a termination of this Lease unless Lessor notifies Lessee in writing of such termination. Notwithstanding that Lessor fails to elect to terminate this Lease initially, Lessor at any time during the term of this Lease may elect to terminate this Lease by virtue of any previously uncured default by Lessee.

28.4 Regardless of any re-entry termination, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessees default, including, without limitation thereof any and all unpaid sums existing at any time, plus the amount by which the charges which would be due under this Lease until the end of the term exceed the amount of Minimum Guaranteed Rental and other charges for the Demised Premises which has actually been received for the entire period, any other costs incurred by Lessor including the installation of improvements for Lessee or any replacement Lessee and any leasing or rental commissions paid on account of this Lease or any subsequent lease made during the period which was to be the term hereof, any attorney's fees and costs. Any sums received as rent by Lessor in excess of the charges hereunder shall belong to Lessor.

28.5 Lessee shall remain responsible for the payment of Minimum Guaranteed Rental and all other charges until the end of the term hereof subject only to the actual receipt of rent by Lessor from any subsequent Lessee in file Demised Premises during the period which was to be the term hereof and in the event that rent is not received by Lessor for that entire period, either because of the execution of a lease for a shorter term or a default or abandonment by any subsequent Lessee or any other reason, then Lessee shall remain responsible for the payment of Minimum Guaranteed Rental and all other charges provided hereunder this Lease to Lessor.

ARTICLE 29 - SIGNS

29.l   Prior to the Commencement Date, Lessee shall install and
maintain sign(s), advertising Lessee's business or products sold in the Demised Promises, provided that the Lessee obtains the necessary permits from proper governmental authorities for the erection and maintenance of said sign(s), and the prior written approval and consent of the Lessor as to size, type, design and location of the sign(s) on fascia of the building over the Demised Premises, which approval will not be unreasonably withheld. Signs installed by Lessee shall be non-audible and non-flashing.

29.2 Lessee shall not be permitted to erect, install, or place any temporary or permanent signs in the common areas of the Demised Premises including on the sidewalk, landscaped areas, parking lot, etc. or use any vehicle parked in or adjacent to the Demised Premises which in Lessor's reasonable opinion acts as an advertisement for or to hold a sign advertising Lessees business.

ARTICLE 30 - FORCE MAJEURE

30.1 In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of such delay. The provisions of this Article shall not excuse Lessee from the prompt payment of Minimum Guaranteed Rental, Percentage Rental, additional rent, or any other payments required by file terms of this Lease.

ARTICLE  31 - RUBBISH REMOVAL

31.1 The Lessee shall keep the Demised Premises clean, both inside and outside, and its own expense and will remove the ashes, garbage, excelsior, straw, and other refuse from said Demised Premises. The Lessee shall not burn any materials or rubbish of any description upon said Demised Premises. Lessee agrees to keep all accumulated rubbish in covered containers and to have same removed regularly, and to store the same in those areas of the Demised Premises designated by Lessor from time to time for the storage of rubbish awaiting collection.

31.2 If no such area is designated by the Lessor, then to store said rubbish awaiting collection within the interior of the Demised Premises. In the event the Lessee fails to keep the Demised Premises and other portions therefor described in the proper condition, the Lessor may cause the same to be done for the Lessee and the Lessee hereby agrees to pay the expenses thereof on demand, as additional rent. Lessor shall have the rig ht to contract for rubbish removal and Lessee agrees to pay its share of said rubbish removal as Lessor may reasonably apportion as additional rent. Lessor shall have the right to have Lessee impound on a monthly basis Lessor's reasonable estimate of Lessees share of the cost of rubbish removal as provided for in Article 41 of this Lease.

31.3 Lessee covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Lessee shall sort and separate such waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Lessor. Such separate receptacles may, at Lessor's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law.

31.4 Lessor reserves the right to refuses to collect or accept from Lessee any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Lessee to arrange for such collection at Lessee's sole cost and expense using a contractor satisfactorily to Lessor. Lessee shall pay all costs, expenses, fines, penalties or damages that may be imposed on Lessor or Lessee by reason of Lessees failure to comply with the provisions of this Article, and, at Lessee's sole cost and expense, Lessee shall indemnify, defend and hold Lessor and Lessor's agents and employees harmless (including legal fees and expenses) hem and against all actions, claims, and suits arising hem such noncompliance, utilizing counsel reasonably satisfactory to Lessor.

ARTICLE 32  - Hazardous Materials.

32.1 Hazardous Waste Laws. "Hazardous Waste Laws" means any and all federal, state or local laws, Ordinances, Rules, decrees, orders, regulations or court decisions (including the so-called "common law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Demised
Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Enviornmental Response, Compensation and Liability Act of 1980 ("CERCLAII") as amended, 42 U.S.C. 9601, et.
seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C.
6901, et. seq., the Hazardous Materials Transportation Act, 49 U.S.C.
I 801, any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

32.2 Hazardous Materials. "Hazardous Materials" means any chemical, compound, material substance or other .matter that: (i) is a flammable explosive, asbestos radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially hazardous material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law: (iii) gives rise to any reposing, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of the Lessee or Lessor with respect to any third person under any Hazardous Materials Law.

32.3 Use. Term shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on under or about, or transposed from the Demised Premises unless (i) such use is specifically disclosed to and approved by Lessor in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article. Lessor may withhold approval if Lessor determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Waste Laws or that Lessee has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article.

32.4 Compliance With Laws. Lessee shall strictly comply with, and shall maintain the Demised Premises in compliance with all Hazardous Waste Laws. Lessee shall obtain and maintain in full force and effect all permits, licenses, and governmental approvals required for Lessees operations on the Demised Premises under any Hazardous Waste Laws and shall comply with all terms and conditions thereof. At Lessor's request, Lessee shall deliver copies of or allow Lessor to inspect, all such permits, licenses and approvals. Lessee shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Demised Premises or any violation of Hazardous Waste Laws by Lessee or assignee of sublessee of Lessee or their respective agents, contractors, employees, licensees or invitees. Lessor shall have the right to intervene in any government action or proceeding involving any Remedial Work, and to approval performance of the work, in order to protect Lessor's interests.

32.5 Compliance With Insurance Requirements. Lessee shall comply with the requirements of Lessor's and Lessee's insurers regarding Hazardous Materials and with such insurer recommendations based upon prudent industry practices regarding management of Hazardous Materials.

32.6 Notice: Reporting. Lessee shall notify Lessor, in writing, within five 5 days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency: (b) Lessees receipt of any order or a governmental agency requiring any Remedial Work pursuant to any Hazardous Waste Laws; (c) Lessees receipt of any warning, notice of inspection, notice of violation the alleged violation, or Lessee's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Waste Laws; or (d) Lessee's receipt of notice or knowledge of any claims made or threatened by any third party against Lessee or the Demised Premises relating to any loss or injury resulting from Hazardous Materials. Lessee shall deliver to Lessor copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Waste Laws.

32.7 Termination: Expiration. Upon termination or expiration of this Lease, Lessee shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Demised Premises to a condition free of Hazardous Materials.

32.8 Indemnity. Lessee shall protect, indemnity, defend and hold Lessor harmless from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Lessee, or any sublessee or assignee of Lessee or their respective agents, contractors, employees, licensees or invitees, on, under or about the Demised Premises during the Lease term of

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

Lessee's occupancy of the Demised Premises including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any remedial work. Neither the consent by Lessor to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Lessee from Lessee's indemnification obligations pursuant to his Article. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions provided in this Lease. Lessee's obligations pursuant to this Article shall survive the termination or expiration of this Lease.

32.9 Assignment: Subletting If Lessor's consent is required for an assignment of this Lease or a sublease of the Demised Premises, Lessor shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Lessor does not receive reasonable assurances that the new Lessee has the experience and the financial ability to remedy a violation of Hazardous Materials and fulfill its obligations under this Article.

32.10 Entry and Inspecting: Cure. Lessor, and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Demised Promises at all reasonable times to inspect the Demised Premises and Lessees compliance with the terms and conditions of this Article, or to conduct investigations and tests. No prior notice to Lessee shall be required in the event of an emergency, or if Lessor has reasonable cause to believe that violations of this Article have occurred, or if Lessee consents at the time of entry. In all other cases, Lessor shall give at least forty-eight (48) hours' prior notice to Lessee. Lessor shall have the right, but not the obligation, to remedy any violation by Lessee of the provisions of this Article pursuant to Article 16(c) of this Lease or to perform any Remedial Work which is necessary or appropriate as a result of' any governmental order, investigation or proceeding. The Lessee shall pay, upon demand, all costs incurred by Lessor in remedying such violations or performing all remedial work, plus interest thereon at the rate of eighteen (18%) percent per annum from the date of demand until the date received by Lessor.

32.11 Default. The release or discharge of any Hazardous Materials or the violation of any Hazardous Waste Law shall be a material event of default by Lessee under this Lease. Ill addition to or in lieu of the remedies available under this Lease as a result of such default, Lessor shall have the right, without terminating this Lease, to require Lessee to suspend its operations and activities on the Demised Premises until Lessor is satisfied that appropriate Remedial Work has been or is being adequately performed; and Lessor's election of this remedy shall not constitute a waiver of Lessor's right thereafter to declare a default and pursue other remedies set forth in this Lease.

ARTICLE   33 - GENERAL CONDITIONS

33.1 This Lease shall be subject to the following general conditions:

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


(a) Performance.   If the Lessee shall default in the performance of
any covenant or condition in the Lease required to be performed by the Lessee, the Lessor may perform such covenant or condition for the account and at the expense of the Lessee. If the Lessor shall incur any expenses, including reasonable attorney's costs, in instituting, prosecuting or defending any action or proceeding, instituted by reason of any default of the Lessee, the Lessee shall reimburse the Lessor for the amount of such expense as additional rent. The provision of this paragraph shall survive the termination of this Lease.

(b) Additions. Lessor hereby reserves the right to make alterations or additions to and to build additional stories on the building in which the Demised Premises are contained and to build adjoining to same. Lessor also reserves the right to construct other buildings or improvements in the Demised Premises from time to time and to make alterations thereof or additions thereto and to build additional stories on any such or buildings and to build adjoining same.

(c) Excavation. If any excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Lessee shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as Lessor shall deem necessary to preserve the wall or the building of which the Demised Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Lessor for diminution or abatement of Minimum Guaranteed Rental or other charges payable hereunder.

(d) Waiver.   No delay or omission in the exercise of any right or
remedy of Lessor on any default by Lessee shall imply such a right or remedy to be construed as a waiver. The receipt and acceptance by Lessor of a delinquent payment of Minimum Guaranteed Rental or any amount payable by Lessee to Lessor shall not constitute a waiver of any other default; it shall only constitute only a waiver of the timely payment for the particular amount involved. No act or conduct of Lessor, including, without limitation, acceptance of the keys of the Demised Premises, shall constitute an acceptance or the surrender of the Demised Premises by Lessee before the expiration of the term of this Lease. Only a notice from Lessor to Lessee shall constitute acceptance or the surrender of the Demised Premises. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval any subsequent act by Lessee. Any waiver by Lessor or default by Lessee must be in writing and shall not be a waiver of any other default concerning the same or of any provision of this Lease.

(e) Accord and Satisfaction. No payment by Lessee or receipt by Lessor of an amount less than the amount owed by Lessee shall be deemed to be other than on account of' the earliest stipulated amount due, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and

Lessor shall accept such check or payments without prejudice to Lessor's right to recover the balance of the amount due or to pursue any other remedy provided for in this Lease.

(f) Rights of Redemption. Lessee hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed any cause, or in the event of Lessor obtaining possession of the Demised Premises by reason of the violation by Lessee of any of the covenants or conditions of this Lease, or otherwise.

(g) Successors in Interest. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, permitted successors and assigns of the said parties, and if there shall be more than one Lessee they shall all be bound jointly and severally by the terms, covenants and agreements herein.

(h) "For Lease" Signs.   Lessor may card the Demised Premises "For
Lease" or "For Rent" sixty (60) days before the termination of' this Lease. Said sign shall be placed in a prominent place in Lessee's window, as selected by Lessor, and the sign shall be Lessor's or Lessor's agents leasing sign. Lessor may enter the Demised Premises at reasonable hours to exhibit same to prospective purchasers or Lessees.

(i) Arbitration. In cases which this Lease provided for the settlement of a dispute or question by arbitration, the same shall be settled by arbitration before three (3) arbitrators (unless the Lessor shall agree to one (1) arbitrator) designated by the American Arbitration Association and in accordance with the rules of such association. The expenses or arbitration proceedings conducted hereunder shall be borne equally by the parties.

(j) Union Labor Lessee agrees that whenever it is necessary to avoid a strike, boycott or other work stoppage in or about the Demised
Premises that it will employ union labor for the purpose of making alterations, additions, or improvements on or about the Demised
Premises.

(k) Compliance with Laws. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of the Demised Premises. Lessee's failure to comply with any such requirements shall constitute a default under this Lease.

(l) Soliciting Business.   Lessee and Lessee's employees and agents
shall not solicit business in the parking lot or other common areas, nor shall Lessee distribute any handbills or other advertising matter in or on vehicles parking in the Demised Premises.

(m) Governing Laws. This Lease shall be governed by the laws of the State of California.

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

(o) Permits and Licenses. Lessee shall obtain and maintain in effect during the term of this Lease all permits and licenses necessary for the operation of Lessee's business as herein provided.

(p) Rules and Regulations.     Lessee shall comply with all rules and
regulations for the use and occupancy of the Demised Premises as Lessor, in its sole discretion, from time to time promulgates for the best interest of the Demised Premises. Lessor shall have no liability for violation by any other Lessee of the Demised Premises of any rules or regulations nor shall such violation or the waiver thereof excuse Lessee from compliance.

(q) Personal Property Taxes. Lessee shall be responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed during the term of this Lease against any leasehold interest or property of any kind owned by or placed in, upon or about the Demised Premises by Lessee.

(r) Obstructing Common Areas. Lessee shall neither encumber nor obstruct the sidewalks adjoining said Demised Premises or allow the same to be obstructed or encumbered in any manner and Lessee shall keep said sidewalks free of rubbish and dirt. The Lessee shall not place or cause to be placed any merchandise, vending machines, signs or anything on the sidewalk or exterior of the Demised Premises without prior written consent of the Lessor.

(s) Animals and Pets. Lessee shall not house, keep, feed or allow any pets or animals in, at, or around the Demised Premises and Lessee shall be responsible to remove any waste from the Demised Premises and the Demised Premises which were caused by any animals or pets which were brought to the Demised Premises by Lessee, its employees, customers or invitees.

(t) Addendums. Should this Lease contain any Addendum(s) and should there be a conflict between the terns and conditions of this Lease and any Addendum(s) attached hereto and made a part hereof the terms and conditions contained in the Addendum(s) shall prevail.

(u) Deliveries. Lessee shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Demised Premises prior to 10:00 a.m. of each day. Lessee shall attempt to take all deliveries through Lessee's rear door, if one is provided in the Demised Premises and shall further attempt to prevent any delivery vehicles servicing the Demised Premises from parking or standing in front oh or at the rear of the Demised Premises from 10:00 a.m. and 9:00 p.m. of each day. Lessor reserves the right to regulate further the activities of Lessee with regard to deliveries and servicing of the Demised Premises and Lessee agrees ~o abide by such nondiscriminatory regulations of Lessor.

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


(v) Financial Statement Upon Lessor's request Lessee shall promptly furnish Lessor, from time to time, financial statements reflecting Lessee's or Lessee's financial condition. This request shall be limited to no more than twice per year.

ARTICLE 34 - NOTICES

34.1 All notices under this Lease must be in writing and:

(a)  Any notice by Lessee to Lessor Certified or Registered Mail,
Return addressed to Lessor presently must be personally served or sent by Receipt Requested, postage prepaid,

(b) Any notice by Lessor to Lessee must be personally served or sent by Certified or Registered Mail, Return Receipt Requested, postage prepaid, addressed to Lessee as follows:

Any notices given or delivered by other means shall not be effective.

34.2 Either Lessor or Lessee may designate, by similar written notice to the other party, any other address for such purposes. All notices shall be deemed delivered When deposited into the United States Mail or, if delivered in person, notices shall be deemed delivered on the date of delivery.

ARTICLE 35 - RECORDATION OF LEASE

35.1 Lessor, in order to protect the benefits of this Lease, may whenever necessary, record this Lease and abstracts and memorandums thereof, whether required or permitted by law, in whatever states or jurisdiction in which the same is recordable, at the Lessor's sole cost and expense (including, but not limited to, the recording toes, taxes and all other costs and expenses or recordation).

ARTICLE 36 - VALIDITY OF LEASE

36.1 This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. In any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

36.2 It is understood and agreed by the parties hereto that this Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Demised Premises, and that the Lessor or Lessor's leasing or management agents have not made and are not making, and the Lessee in executing and delivering this Lease is not relying upon any warranties, representations, promises or statements except to the extent that the same may expressly be set forth in this Lease.

36.3 The submission of this Lease for examination does not constitute a reservation of or an option for the Demised Premises, and this Lease shall become effective as a lease only upon the execution of this Lease by Lessor and Lessee and delivery of the Lease.

36.4 If Lessee is a corporation or a partnership, Lessee represents and warrants that it is duly formed, existing and in good standing under the laws of the State of Arizona that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments without the need for further action, and that the person(s) executing this Lease on behalf of Lessee are the duly designated agents of Lessee and are authorized to do so. Prior to execution of this Lease, Lessee shall supply Lessor with such evidence as Lessor may request regarding the authority of Lessee to enter into this Lease.

Article 37 - SURRENDER OF LEASE

37.1 The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all of any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subleases or subtenancies.

ARTICLE 38 - CAPTIONS AND SECTION

38.1 The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a manner of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease not in any way after this Lease.

ARTICLE 39 - IMPOUNDS

39.1 Lessor can adjust the monthly impound at the end of each accounting period on the basis of Lessor's reasonable increases in estimated costs for the following accounting period. A accounting period shall be a three months (a quarter of year), except that the first accounting period shall commence on the Commencement date and the last accounting period shall end on the date this Lease expires or terminates.

39.2 Lessor shall endeavor to furnish to Lessee a statement showing the actual costs for the impounded expenses, Lessee's share of these costs and the impound payments made by Lessee during the accounting period within ninety (90) days after the end of the accounting period.

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


39.3 If Lessees share of the actual costs exceeds the impound payments made by Lessee, Lessee shall pay Lessor the deficiency within ten (10) days after Lessee's receipt of the statement. If Lessee's impound payments made during the accounting period exceed Lessee's share of the costs, Lessor shall pay to Lessee the excess at the time Lessor furnishes the statement to Lessee or, at Lessor's option, apply such excess to other amounts owed by Lessee to Lessor hereunder or towards the next year's impounds and notify Lessee of such application.

IN WITNESS WHEREOF, the parties herewith have set their hands and seals the day and year first above written on this Lease.

LESSOR:	LESSEE

By:  /s/ Douglas John Wischmeyer      By:  /s/  Murray N. Conradie
--------------------------------      -----------------------------
Vice President	                       President/CEO
Wischmeyer Properties                 Nutek, Inc.

LESSOR BROKER                         LESSEE BROKER


By: David Cox                         By:  Frank Adler
---------------------------------     -----------------------------
Founding Partner                      Senior Vice President
Ashwill Associates                    Lee & Associates

Date:  October 15, 1999               Date:  October 15, 1999


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